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JPMorgan U.S. Sector Rotator TR Series X Index

Performance Update - November 2015

OVERVIEW
JPMorgan U.S. Sector Rotator TR Series X Index (the "Index") is a J.P. Morgan
index that tracks the total return of a monthly reconstituted portfolio of exchange-traded funds ("ETFs") selected out of a pool of ten U.S. sector ETFs
and
a U.S. short term treasury bond ETF (the "Constituents") based on a momentum and equal-volatility weighted approach.

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Hypothetical and Actual Historical Performance -
October 31, 2005 to October 30, 2015

Hypothetical and Actual Historical Volatility - Through October 30, 2015

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Key Features of the Index

[] The Index selects from a universe of 11 ETFs covering 10 US Sector ETFs and
1 Short Term Treasury Bond ETF.
[] Monthly rebalancing to the top 5 positive performing US Sector ETFs with an allocation to the Short Term Treasury Bond ETF otherwise
[] Volatility mitigation monthly mechanism as the strategy deleverages by allocating to the Short Term Treasury Bond ETF in high volatility regime.
[] As of October 29, 2015 the calculation methodology of the Index was revised, on a going forward basis, to incorporate an additional business day between the
Index

Selection Day and the Scheduled Rebalancing Day. The timing of the selection of the new Constituents each month remains the same, but the implementation of the new Constituents now occurs two business days, rather than one business day, after the Index Selection Day.The hypothetical and historical monthly and full calendar year performance using both the revised calculation methodology and the prior calculation methodology is presented below.
[] Levels published on Bloomberg under the ticker JPUSSCTO. Please note that the performance history provided on Bloomberg reflects the hypothetical and actual historical performance of the Index using the prior calculation methodology up to and including October 28, 2015 and the actual historical performance of the Index using the revised calculation methodology, on a going forward basis, as of October 29, 2015.

Hypothetical and Actual Historical Performance(1) Year  Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov
 Dec   Full Year
------------------------------------------------- ---- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 ------ ----------
JPM US Sector Series X - Revised Method(2)             -1.07% -0.05% -3.29% -1.12% -0.03% -1.20% 2.03%  -6.03% -2.20% 1.38%
       -10.87%(4)
                                                  2015

JPM US Sector Series X - Prior Method(3)               -0.53% -0.40% -2.38% -1.22% 0.50%  -1.14% 1.01%  -5.86% 0.29%  1.22%
       -8.36%(5)
------------------------------------------------- ---- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 ------ ----------
JPM US Sector Series X - Revised Method                -4.50% 1.43%  0.20%  3.63%  1.34%  1.50%  -1.89% 3.87%  -0.75% 1.22%  2.71%
 0.07%   8.87%
                                                  2014

JPM US Sector Series X - Prior Method                  -4.67% 2.95%  0.06%  2.96%  1.31%  1.62%  -2.17% 3.82%  -0.89% 1.88%  3.11%
 -0.59%  9.42%
------------------------------------------------- ---- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 ------ ----------
JPM US Sector Series X - Revised Method                4.68%  1.13%  4.77%  3.62%  -3.11% -0.86% 4.73%  -3.53% 1.32%  3.49%  2.58%
 2.69%  23.20%
                                                  2013

JPM US Sector Series X - Prior Method                  3.75%  1.26%  4.70%  3.69%  -3.05% -0.93% 4.22%  -3.25% 1.05%  4.19%  2.58%
 2.69%  22.53%
------------------------------------------------- ---- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 ------ ----------
JPM US Sector Series X - Revised Method                1.01%  4.09%  3.29%  0.41%  -1.42% -0.55% 0.94%  -0.85% 3.70%  -0.96% -0.11%
 1.07%  10.94%
                                                  2012

JPM US Sector Series X - Prior Method                  1.43%  4.16%  3.07%  0.27%  -1.64% 0.74%  1.24%  -0.83% 2.92%  -0.75% -1.09%
 0.56%  10.37%
------------------------------------------------- ---- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 ------ ----------

Notes:
1. See the last paragraph under "Notes" on page 2 for important information about the limitations of using hypothetical historical performance measures.
2. "JPM US Sector Series X - Revised Method" performance represents the monthly and full calendar year performance of the Index based on hypothetical back tested daily Index closing levels from December 31, 2011 to October 28, 2015, and the actual historical performance of the Index based on the daily closing levels on October 29, 2015 and October 30, 2015, using the revised calculation methodology.
3. "JPM US Sector Series X - Prior Method" performance represents the monthly and full calendar year performance of the Index based on the hypothetical back tested daily Index closing levels from December 31, 2011 to August 17, 2014, and the actual historical performance of the Index based on the daily closing levels from August 18, 2014 to October 28, 2015, using the prior calculation methodology. As of October 29, 2015, the prior calculation methodology was discontinued and replaced with a revised calculation methodology, therefore performance history using the prior calculation methodology will not be provided for future periods.
4. As calculated through October 30, 2015.
5. As calculated through October 30, 2015. As of October 29, 2015, the prior calculation methodology was discontinued and replaced with a revised calculation methodology, therefore performance history using the prior calculation methodology will not be provided for future periods.

                         Consumer      Consumer

                         Discretionary Staple Select Energy Select  Financial    Health Care    Industrial   Utilities Select
 Materials    Technology    SPDR Dow   iShares 1-3 Year
                         Select Sector Sector SPDR Sector SPDR     Select Sector Select Sector Select Sector Sector SPDR      Select
 Sector Select Sector Jones REIT Treasury Bond
Recent Index Composition SPDR Fund       Fund        Fund          SPDR Fund     SPDR Fund     SPDR Fund       Fund           SPDR
 Fund     SPDR Fund       ETF         ETF
------------------------ ------------- ----------- --------------- ------------- ------------- ------------- ----------------
 ------------- ------------- ---------- ----------------
   November 2015         24.70%        0.00%       13.77%          0.00%         0.00%         21.19%        0.00%            18.73%
        21.61%        0.00%       0.00%
------------------------ ------------- ----------- --------------- ------------- ------------- ------------- ----------------
 ------------- ------------- ---------- ----------------
    October 2015         0.00%         0.00%       0.00%           0.00%         0.00%         0.00%         21.38%           0.00%
        0.00%         18.62%      60.00%
                         ------------- ----------- --------------- ------------- ------------- ------------- ----------------
 ------------- ------------- ---------- ----------------

J.P. Morgan Structured Investments | 800 576 3529 | JPM_Structured_Investments@jpmorgan.com November 12, 2015

Comparative Hypothetical and Historical Total Returns (%), Volatility (%) and Correlation -- October 30, 2015

                                                                  Three Year         Five Year      Ten Year Annualized Ten Year
 Annualized Ten Year Sharpe Ten Year
                                                                Annualized Return Annualized Return      Return
 Volatility          Ratio       Correlation
--------------------------------------------------------------- ----------------- ----------------- -------------------
 ------------------- --------------- -----------
JPMorgan U.S. Sector Rotator TR Series X Index - Revised Method     6.34%             9.22%              8.54%              12.54%
            0.68        100.00%
--------------------------------------------------------------- ----------------- ----------------- -------------------
 ------------------- --------------- -----------
S&P 500 Total Return Index                                          16.20%            14.32%             7.85%              20.65%
            0.38         67.71%
--------------------------------------------------------------- ----------------- ----------------- -------------------
 ------------------- --------------- -----------
Barclays U.S. Aggregate Bond Index (Total Return)                   1.65%             3.02%              4.72%               3.75%
            1.26         -22.73%

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Notes

The comparative hypothetical and historical Total Returns, Volatility and
Correlation provided above were calculated using the revised calculation methodology for the Index, which went into effect as of October 29, 2015.

Hypothetical, historical performance measures: Represents the performance of the JPMorgan U.S. Sector Rotator TR Series X Index based on, as applicable to the relevant measurement period, the hypothetical backtested daily closing levels through October 28, 2015 and actual performance on October 29, 2015 and
October 30, 2015, as well as the actual performance of the S&P 500 Total Return
Index and the Barclays U.S. Aggregate Bond Index over the same periods. For purposes of these examples, each index was set equal to 100 at the beginning of the relevant measurement period and returns are calculated arithmetically (not compounded). There is no guarantee that the J.P. Morgan US Sector Rotator TR
Series X Index will outperform the S&P 500 Total Return Index ,the Barclays
U.S. Aggregate Bond Index or any alternative investment strategy. Sources:
Bloomberg and JPMorgan.
S&P 500 Total Return Index represents the total returns of the S&P 500 Index.
Barclays U.S. Aggregate Bond Index (Total Return) represents the total returns of the Barclays U.S. Aggregate Bond Index.

Volatility: hypothetical, historical annualized volatility levels are presented for informational purposes only. Volatility levels are calculated from the hypothetical historical returns, as applicable to the relevant measurement period, of the JPMorgan US Sector Rotator TR Series X Index, S&P 500 Total
Return Index, and the Barclays U.S. Aggregate Bond Index.
Volatility represents the annualized standard deviation of the relevant index's arithmetic hypothetical daily returns since October 31, 2005. The Sharpe Ratio, which is an hypothetical measure of risk-adjusted performance, is computed as the ten year annualized historical return divided by the ten year annualized volatility.
Correlation : Correlation refers to the performance of the relevant index to the JPMorgan U.S. Sector Rotator TR Series X Index.

The back-tested, hypothetical, historical annualized volatility and index returns may use substitutes for any ETF that was not in existence or did not meet the liquidity standards at that particular time.

The back-tested, hypothetical, historical annualized volatility and index returns have inherent limitations. These volatility and return results were achieved by means of a retroactive application of a back-tested volatility model designed with the benefit of hindsight. No representation is made that in the future the relevant indices will have the volatility shown. Alternative modeling techniques or assumptions might produce significantly different results and may prove to be more appropriate. Actual annualized volatilities and returns may vary materially from this analysis. Source: Bloomberg and
JPMorgan.

Key Risks
[] There are risks associated with a momentum-based investment strategy--The
JPMorgan U.S. Sector Rotator TR Series X Index (the "Index") is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter.
[] Correlation of performances among the constituents may reduce the performance of the Index--performances among the constituents comprising the
Index from time to time (the "Constituents") may become highly correlated from time to time during the term of your investment. High correlation during periods of negative returns among Constituents representing any one sector or asset type that have a substantial weighting in the Index could have a material adverse effect on the performance of the Index [] Our affiliate, JPMS plc, is the Index sponsor and may adjust the Index in a way that affects its level--The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. JPMS plc is under no obligation to consider your interest as an investor with returns linked to the Index.

[] The Index may not be successful and may not outperform any alternative strategy related to the Constituents.
[] The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Constituents by asset type that may reduce your return. []
Changes in the value of the Constituents may offset each other
[] The Index comprises notional assets and liabilities.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
[] The Index was established on August 18, 2014 and has a limited operating history.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in any relevant product supplement, underlying supplement, term sheet or pricing supplement.

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You may access the Index Rules at www.sec.gov as follows:
http://www.sec.gov/Archives/edgar/data/19617/000095010315008732/crt_dp61069-fwp
..pdf
Disclaimer

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free
(866) 535-9248.
Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No.
333-199966

J.P. Morgan Structured Investments | 800 576 3529 | JPM_Structured_Investments@jpmorgan.com November 12, 2015

JPMorgan U.S. Sector Rotator Series X

Index Series

Index Rules

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August 19, 2014, as amended and restated as of October 29, 2015

[C] All Rights Reserved

JPMorgan U.S. Sector Rotator Series X Index Series -- Index Rules

Each JPMorgan U.S. Sector Rotator Series X Index is a notional rules-based proprietary index (the "Index"), which tracks the total returns of (a) (i) 5 of
10 possible U.S. Sector Constituents, which are U.S. sector exchange-traded funds, that are selected according to their past month return, or (ii) if fewer than 5 of the 10 U.S. Sector Constituents meet the selection criteria, the U.S.
Sector Constituents that meet the selection criteria and the Bond Constituent and (b) if the total weight of the U.S. Sector Constituents is less than 100%, the Bond Constituent.

The rules of each Index (the "Index Rules") are set out in the following sections of this document:

(a) Notices, Disclaimers and Conflicts Disclosures -- contains important notices,

 disclaimers and conflicts of interest disclosures relating to each Index;

(b) Part A: General Rules -- contains general rules relating to the operation of each

 Index, such as (without limitation) rules relating to: (i) amending the Index
Rules; (ii)

 the Index Calculation Agent (as defined in Part A: General Rules); (iii)
corrections to

 an Index; and (iv) adjusting or terminating an Index following certain extraordinary

 events;

(c) Part B: Index Algorithm -- contains the algorithm used by the Index
Calculation

 Agent to determine Index Levels (as defined in Part A: General Rules) and other

 related rules, such as (without limitation) rules dealing with market disruption events

 affecting a constituent of an Index; and

(d) Part C: Index Details -- contains specific information about each Index, such as

 (without limitation):

 (i) Name of the Index;

 (ii) Bloomberg Ticker;

 (iii) Index Currency;

 (iv) Index Base Date;

 (v) Index Base Level;

 (vi) Index Live Date;

 (vii) Index Live Level;

 (viii) Aggregate Volatility Cap;

 (ix) Adjustment Factor;

 (x) Index Calculation Day(s);

 (xi) Scheduled Rebalancing Day(s);

 (xii) Index Selection Day(s); and

 (xiii) Base Weights.

ALL PERSONS READING THIS DOCUMENT SHOULD REFER TO THE NOTICES, DISCLAIMERS AND
CONFLICTS DISCLOSURES ON PAGE 2 AND CONSIDER THE INFORMATION CONTAINED IN THIS
DOCUMENT IN LIGHT OF SUCH NOTICES, DISCLAIMERS AND CONFLICTS DISCLOSURES.

Notices, Disclaimers and Conflicts Disclosures

THESE INDEX RULES, IN ISOLATION, DO NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL
SECURITIES OR PARTICIPATE IN ANY TRANSACTION, OR ADVICE OF ANY KIND (TAX,
ACCOUNTING, LEGAL OR REGULATORY) IN RESPECT OF AN INDEX OR ANY INVESTMENT
STRATEGY OR CONSTITUENT OF AN INDEX.

J.P. Morgan Securities plc ("JPMS"), in its capacity as Index Sponsor and Index
Calculation Agent, does not endorse or make any representation or warranty, express or implied, in connection with investments linked to an Index
("Product"). Further, JPMS, in its capacity as Index Sponsor and Index
Calculation Agent, has no obligation or liability in connection with the administration, marketing or trading of any Product.

No one may reproduce or disseminate the information contained in this document or the Index Level (as applicable) without the prior written consent of the
Index Calculation Agent. This document is not intended for distribution to, or use by, any person in a jurisdiction where such distribution is prohibited by law or regulation.

Each of the Indices is the exclusive property of JPMS, and the Index Sponsor retains all proprietary rights therein.

Copyright JPMorgan Chase & Co. 2015. All rights reserved. JPMorgan is the marketing name for J.P. Morgan Chase & Co. and its subsidiaries and affiliates worldwide.

Potential conflicts of interest may arise from the structure or operation of an
Index or the conduct of normal business activities on the part of the Index
Calculation Agent or any of its affiliates or subsidiaries or their respective directors, officers, employees, representatives, delegates or agents (each, a
"Relevant Person").

During the course of its normal business, the Index Calculation Agent or any
Relevant Person may enter into or promote, offer or sell transactions or investments (structured or otherwise) linked to an Index or any constituent of an Index. In addition, any Relevant Person may have, or may have had, interests or positions, or may buy, sell or otherwise trade positions in or relating to an Index or any constituent of an Index, or may invest or engage in transactions with other persons, or on behalf of such persons, relating to an
Index or any constituent of an Index. Such activity could give rise to a conflict of interest, and such conflict may have an impact, positive or negative, on the level of an Index or the value of a related Product. Neither the Index Calculation Agent nor any Relevant Person has any duty to consider the circumstances of any person when participating in such transactions or to conduct itself in a manner that is favorable to anyone with exposure to an
Index or a related Product.

The Index Calculation Agent is under no obligation to continue the calculation, publication or dissemination of an Index.

The foregoing notices, disclaimers and conflicts disclosures are not intended to be exhaustive. Anyone reading these Index Rules should seek such advice as they consider necessary from their professional advisers, legal, tax or otherwise, without reliance on the Index Calculation Agent or any Relevant
Person to satisfy themselves that they fully understand these Index Rules and the risks associated with an Index or any related Product.

THIS DOCUMENT IS INTENDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED
AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF ANY
EXCHANGE-TRADED FUND (ETF) IDENTIFIED IN THESE STRATEGY RULES. INVESTORS MAY
OBTAIN PROSPECTUSES FOR ETFS FROM EACH PARTICULAR ETF'S DISTRIBUTOR. AN
INVESTOR SHOULD CAREFULLY CONSIDER THE CONFLICTS OF INTEREST DESCRIBED ABOVE AS
WELL AS THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF AN ETF
BEFORE INVESTING IN ANY PRODUCT. EACH ETF'S PROSPECTUS CONTAINS MORE COMPLETE,
IMPORTANT INFORMATION ABOUT THE ETF, INCLUDING WHETHER THE INDEX SPONSOR OR THE
INDEX CALCULATION AGENT (OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES
AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, DELEGATES
OR AGENTS) ACTS AS CUSTODIAN OR INDEX LICENSOR FOR THE ETF, AND SHOULD BE READ
CAREFULLY BEFORE INVESTING. TO OBTAIN MORE INFORMATION, INCLUDING HOW TO OBTAIN
A COPY

OF THE PROSPECTUS OF ANY ETF IDENTIFIED IN THESE STRATEGY RULES, PLEASE
CONTACT YOUR J.P. MORGAN REPRESENTATIVE.

PART A

General Rules

1. Index Rules

1.1 Publication

The Index Rules are published by J.P. Morgan Securities plc of 25 Bank Street,
Canary Wharf, London E14 5JP, United Kingdom in its capacity as Index Sponsor
(the "Index Sponsor").

Copies of the Index Rules may be obtained free of charge on request to the
Index Sponsor.

1.2 Amendments

The Index Rules may be amended from time to time at the discretion of the Index
Sponsor and will be made available (in a manner determined by the Index
Calculation Agent from time to time) following such amendment.

Although the Index Rules are intended to be comprehensive and accurate, ambiguities may arise and errors or omissions may have been made. If so, the
Index Calculation Agent will resolve such ambiguities and, if necessary, amend the Index Rules to reflect such resolution. In the case of any inaccuracy, the
Index Calculation Agent may amend the Index Rules to address errors or omissions.

1.3 No advice or offer of securities

The Index Rules do not constitute investment, taxation, legal, accounting or other advice, including within the meaning of Article 53 of the Financial
Services and Markets Act 2000 (Regulated Activities) Order 2001 or Article 4(4)
of the Markets in Financial Instruments Directive 2004/39/EC. In constructing, calculating or otherwise performing any activity with respect to an Index, the
Index Sponsor or the Index Calculation Agent (as the case may be) is solely using information that is already in the public domain.

The Index Rules neither constitute an offer to purchase or sell securities nor constitute specific advice of whatever form (tax, legal, accounting or regulatory) in respect of any investment strategy or investment that may be linked to an Index.

2. Synthetic strategies, no underlying constituents or assets held

Each Index is constructed on a notional or synthetic exposure to a basket of
Constituents referenced in such Index and there is no actual portfolio of
Constituents or other assets to which any person is entitled or in which any person has any ownership interest. Each Index merely identifies a number of
Constituents, certain weights to be allocated to such Constituents, and a rules-based trading strategy, the performances of which are used as a reference point for the purpose of calculating Index Levels.

3. Index Calculation Agent

3.1 Identity

In respect of each Index, the Index Sponsor may designate any entity (including an unrelated third party) from time to time to act as calculation agent in connection with such Index (the "Index Calculation Agent").  Unless the Index
Sponsor designates another entity as the Index Calculation Agent for an Index, the Index Sponsor shall be the Index Calculation Agent for such Index. As of the date of these Index Rules, the Index Sponsor has initially designated itself as the Index Calculation Agent for each Index.

3.2 Index Sponsor and Index Calculation Agent standards

Each of the Index Sponsor and the Index Calculation Agent shall act in good faith and in a commercially reasonable manner in respect of determinations, interpretations and calculations made by it pursuant to the Index Rules.

3.3 Index Sponsor and Index Calculation Agent determinations

All determinations, interpretations and calculations of the Index Sponsor and the Index Calculation Agent relating to the Index Rules shall be final, conclusive and binding and no person shall be entitled to make any claim against the Index Sponsor, the Index Calculation Agent or any Relevant Person
in respect thereof. None of the Index Sponsor, the Index Calculation Agent and
any Relevant Person shall:

(a) be under any obligation to revise any determination or calculation made or action taken for any reason in connection with the Index Rules or an Index; or

(b) have any responsibility to any person (whether as a result of negligence or otherwise) for any determinations made or anything done (or omitted to be determined or done) in respect of an Index or in respect of the publication of any Index Level (or failure to publish any level) or any use to which any person may put an Index or the Index Levels.

4. Corrections in respect of an Index

If:

(a) the level or price of any Constituent or any variable, input or other parameter that is used for any calculation relevant to the Index Level for any
Index Calculation Day is subsequently corrected; or

(b) the Index Calculation Agent identifies an error or omission in any of its calculations or determinations in respect of the Index Level for any Index
Calculation Day,

then the Index Calculation Agent may, if practicable and if it considers such correction material, adjust or correct the Index Level for any relevant Index
Calculation Day. The Index Calculation Agent shall publish (in such manner determined by the Index Calculation Agent) corrected Index Level(s) as soon as reasonably practicable.

5. Constituent Extraordinary Events

(a) For any Constituent,

 (i) if its level or net asset value is not calculated and is not announced by the Constituent Sponsor for the relevant Constituent, but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent, or

 (ii) in the case of a Constituent that is an index, if it is replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of that Constituent, or

 (iii) in the case of a Constituent that is an exchange-traded fund that has a
Reference Index, if it is replaced by a successor exchange-traded fund whose
Reference Index is either the same as that of the replaced Constituent or is an index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the replaced Constituent's Reference Index,

and, in any case, whose sponsor is acceptable to the Index Calculation Agent, then in the case of clause (i), (ii) or (iii) above, that successor Constituent will thereafter be deemed to be the Constituent so calculated and announced by that successor sponsor described in clause (i) above or that successor index or exchange-traded fund described in clause (ii) or (iii) above, as the case may be, with effect from a date determined by the Index Calculation Agent, who may make such adjustments to the Index Rules as it determines in good faith are appropriate to account for such change.

For the avoidance of doubt, the Index Calculation Agent shall not accept a particular successor index or exchange-traded fund if the Index Calculation
Agent determines, in its sole discretion, that doing so would immediately result in the occurrence of a Constituent

Extraordinary Event.  Upon the acceptance of a successor index or exchange-traded fund, such successor shall take the place of the relevant
Constituent.

(b) If a Constituent Extraordinary Event occurs in respect of a Constituent, the Index Calculation Agent, acting in good faith and in a commercially reasonable manner, shall select as a substitute for such Constituent

(x) an exchange-traded fund that has a Reference Index, or

(y) an index,

that, in either case, the Index Calculation Agent determines, in its sole discretion, possesses substantially similar characteristics or provides a substantially similar exposure (as considered prior to the occurrence of such
Constituent Extraordinary Event, with the understanding that an exchange-traded fund can be substantially similar to an index and vice versa) as compared to the Constituent that is being replaced (such substitute exchange-traded fund or index being referred to herein as a "substitute ETF" or "substitute index", respectively).  In such a case, the Index Calculation Agent shall, in good faith, make such adjustments that it determines to be appropriate to any variable, calculation methodology, valuation terms or any other rule in the
Index Rules to account for such substitution; provided that, (A) for any
Constituent that is not the Bond Constituent, if the Index Calculation Agent
determines, in its sole discretion, that no such substitute ETF and no such substitute index is available, then the Index Calculation Agent will replace such Constituent with the Bond Constituent as its substitute and (B) for the
Bond Constituent, if the Index Calculation Agent determines, in its sole discretion, that no such substitute ETF and no such substitute index is available, then the Index Calculation Agent shall remove the Bond Constituent from the Constituents, and in the case of either (A) or (B) above, in good faith, make such adjustments as it determines to be appropriate to any variable, calculation methodology or valuation terms or any other rule to account for such substitution or removal.

For the avoidance of doubt, the Index Calculation Agent shall not select a particular substitute ETF or substitute index if the Index Calculation Agent determines, in its sole discretion, that doing so would immediately result in the occurrence of a Constituent Extraordinary Event. Upon the selection of a substitute ETF or substitute index, such substitute shall take the place of the relevant Constituent.

(c) With respect to each Constituent that is an exchange-traded fund (or the relevant successor or substitute ETF), the Index Calculation Agent will make anti-dilution adjustments to the Closing Level of such Constituent only (a) if the shares of such Constituent are subject to a share split or reverse share split, once such split has become effective, or (b) if such Constituent is subject to (i) an issuance of additional shares of such Constituent that is given ratably to all or substantially all holders of shares of such Constituent or (ii) a distribution of shares of such Constituent as a result of the triggering of any provision of the corporate charter of such Constituent, once the dividend or distribution has become effective and the shares of such
Constituent are trading ex-dividend.  The Index Calculation Agent will be solely responsible for the determination and calculation of any such anti-dilution adjustments and any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

"Constituent Extraordinary Event" in respect of a Constituent means:

(a) for any Constituent that is an index, the Constituent Sponsor makes a material change in the formula for or the method of calculating that index or in any other way materially modifies that index (other than a modification prescribed in that formula or method to maintain that index in routine circumstances);

(b) for any Constituent that is an exchange-traded fund that has a Reference
Index, the sponsor of the relevant Reference Index makes a material change in the formula for or the method of calculating that Reference Index or in any other way materially modifies that Reference Index (other than a modification prescribed in that formula or method to maintain that Reference Index in routine circumstances);

(c) for any Constituent that is an exchange-traded fund that has a Reference
Index, the sponsor of the relevant Reference Index replaces the Reference Index with a successor index that does not, in the determination of the Index
Calculation Agent, use the same or a substantially similar formula for and method of calculation as used in the calculation of the replaced Reference
Index;

(d) for any Constituent that is an exchange-traded fund for which the shares of the relevant exchange-traded fund are issued by a trust (such issuer trust, the
"Trust Issuer"), the trust agreement or any similar governing document of the
Trust Issuer is terminated, or the Trust Issuer becomes, for any reason, subject to termination, liquidation, dissolution or winding-up or any other analogous proceeding;

(e) for any Constituent, the Constituent Sponsor of such Constituent permanently cancels the Constituent, and no successor exists, or the
Constituent's level or net asset value is not calculated and is not announced by the Constituent Sponsor for the relevant Constituent, and is not calculated and announced by a successor sponsor acceptable to the Index Calculation Agent;

(f) for any Constituent that is an index, a failure by the Constituent Sponsor of such Constituent to calculate and publish the Closing Level for such index for 5 consecutive Index Business Days;

(g) a Constituent that is an exchange-traded fund is de-listed from the relevant primary exchange for such Constituent, liquidated or otherwise terminated;

(h) a Lock-In Event occurs in respect of a Constituent that is an exchange-traded fund;

(i) for any Constituent, at any time, the license granted (if required) by a non-affiliate of the Index Calculation Agent to the Index Calculation Agent (or
its affiliates) to use such Constituent for the relevant Index terminates, or the Index Calculation Agent's rights to use the Constituent for the relevant
Index is otherwise disputed by a non-affiliate of the Index Calculation Agent, impaired or ceases (for any reason); or

(j) the occurrence or continuation of a Change in Law in respect of any
Constituent.

A "Lock-In Event" occurs when one or more of the following events occur in respect of a Constituent that is an exchange-traded fund, and the Index
Calculation Agent determines in its sole discretion that such event or combination of events is material (although, for the avoidance of doubt, the
Index Calculation Agent has no obligation to monitor actively whether or not any of the following events has occurred):

(a) there is an amendment, variation or modification to the offering documents of any Constituent that is an exchange-traded fund, that, in the reasonable determination of the Index Calculation Agent, would materially adversely affect the ability of market participants to trade in shares of the Constituent;

(b) the Average Daily Trading Volume of any Constituent that is an exchange-traded fund declines below $50 million;

(c) the Market Capitalization of any Constituent that is an exchange-traded fund declines below $500 million;

(d) the net asset value of any Constituent that is an exchange-traded fund is not calculated or is not announced by the relevant Constituent Sponsor for 5 consecutive Index Business Days;

(e) the relevant sponsor of the Reference Index of any Constituent that is an exchange-traded fund fails to calculate and publish the Closing Level for such index for 5 consecutive Index Business Days; or

(f) the relevant Constituent Sponsor of any Constituent that is an exchange-traded fund suspends creations or redemptions of shares of such
Constituent for 5 consecutive Index Business Days or announces a suspension of unlimited duration of such creations or redemptions.

6. General Definitions

Capitalized terms defined below shall have the following meanings in the Index
Rules:

"Average Daily Trading Volume" means, with respect to a Constituent that is an exchange-traded fund and an Index Calculation Day, the product of (a) the average volume of trading in the shares of such Constituent on all exchanges over the preceding 6-month period, as reported by Bloomberg using the function
ETF Ticker US HP and selecting a 6-month range or by another information provider selected by the Index Calculation Agent, and (b) the Closing Level of
such Constituent on such Index Calculation Day. The Average Daily Trading
Volume on August 1, 2014 for each Constituent that is an exchange-traded fund is provided in Schedule 1 to the Index Rules.

"Bond Constituent" means the bond exchange-traded fund identified as the Bond
Constituent in Table 1 in Section 1 of Part B, or any successor or substitute for that exchange-traded fund.

"Change in Law" means, in respect of an Index, on or after the Index Live Date specified in Part C: Index Details, due to (i) the adoption of, or any change in, any applicable law, regulation, order or rule (including, without limitation, any tax law or adoption or promulgation of new regulations authorized or mandated by existing statute) or (ii) the promulgation of, or any change in, the announcement or statement of a formal or informal interpretation, application, exercise or operation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, regulation, order or rule (including, without limitation, rules or regulations promulgated or implemented by the U.S. Commodity Futures Trading Commission,
the U.S. Securities and Exchange Commission or any exchange or trading facility), in the case of (i) or (ii) the Index Calculation Agent determines that (x) it is contrary to such law, regulation, order or rule for any market participants that are brokers or financial intermediaries (individually or collectively) to hold, acquire or dispose of (in whole or in part) any financial asset, transaction or interest in or relating to a Constituent or any component of a Constituent or (y) holding a position in any financial asset, transaction or interest in or relating a Constituent or any component of a
Constituent is (or, but for the consequent disposal or termination thereof, would otherwise be) in excess of any allowable position limit(s) applicable to any market participants that are brokers or financial intermediaries
(individually or collectively) under any such law, regulation, order or rule.

"Constituent" means each U.S. Sector Constituent and the Bond Constituent
(collectively, the "Constituents").

"Constituent Extraordinary Event" has the meaning given in Section 5 of this
Part A: General Rules.

"Constituent Sponsor" means, in respect of each Constituent, the sponsor of such Constituent or a successor sponsor of such Constituent that is acceptable to the Index Calculation Agent.

"Index" has the meaning given in the introduction to the rules: "JPMorgan U.S.
Sector Rotator Series X Index Series -- Index Rules".

"Index Calculation Days" means the days specified as such in Part C: Index
Details.

"Index Calculation Agent" has the meaning given in Section 3.1 of this Part A:
General Rules.

"Index Level" means, in respect of an Index, the level of such Index, as defined and calculated in accordance with Part B: Index Algorithm.

"Index Sponsor" has the meaning given in Section 1.1 of this Part A: General
Rules.

"Index Rules" has the meaning given in the introduction to the rules: "JPMorgan
U.S. Sector Rotator Series X Index Series -- Index Rules".

"Lock-in Event" has the meaning given in Section 5 of this Part A: General
Rules.

"Market Capitalization" means, with respect to a Constituent that is an exchange-traded fund and an Index Calculation Day, the market capitalization of such Constituent, as provided by Bloomberg on the "DES" page or by another information provider selected by the Index Calculation Agent for such
Constituent, on such Index Calculation Day.  The Market Capitalization on
August 1, 2014 for each Constituent that is an exchange-traded fund is provided in Schedule 1 to Part B of the Index Rules.

"Reference Index" means with respect to a Constituent that is an exchange-traded fund, the index such Constituent references.

"Relevant Person" has the meaning given in the "Notices, Disclaimers and
Conflicts Disclosures" section of the Index Rules.

"Trust Issuer" has the meaning given in Section 5 of this Part A: General
Rules.

"U.S. Sector Constituent" means each of the U.S. sector exchange-traded funds identified as a U.S. Sector Constituent in Table 1 in Section 1 of Part B, or
any successor or substitute for any such exchange-traded fund.

PART B

Index Algorithm

1. Constituents

The Constituents of each Index as of August 18, 2014 are set out in Table 1 below. Table 1 also indicates whether a Constituent is a U.S. Sector
Constituent or the Bond Constituent, contains the Bloomberg ticker for each
Constituent for ease of identification, and specifies the Primary Exchange and
Related Exchange for each Constituent, if applicable.

Table 1
--------------------------- ================ ---------- -------- -------------
                               U.S. Sector
                            ---------------- ---------- -------- -------------
                             Constituent or   Bloomberg  Primary       Related
i      Constituent Name
                            ----------------
                                   Bond          Ticker Exchange     Exchange
                               Constituent
--- ----------------------- ---------------- ---------- -------- -------------
    The Consumer            U.S. Sector
                                                        NYSE
1   Discretionary Select    Constituent      XLY                 All Exchanges
    Sector SPDR([R]) Fund                               Arca
--- ----------------------- ---------------- ---------- -------- -------------
    The Consumer Staples    U.S. Sector
2   Select Sector SPDR([R]) Constituent      XLP        NYSE     All Exchanges
                                                        Arca
    Fund
--- ----------------------- ---------------- ---------- -------- -------------
    The Energy Select       U.S. Sector                 NYSE
3   Sector SPDR([R]) Fund   Constituent      XLE        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Financial Select    U.S. Sector                 NYSE
4   Sector SPDR([R]) Fund   Constituent      XLF        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Health Care Select  U.S. Sector                 NYSE
5   Sector SPDR([R]) Fund   Constituent      XLV        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Industrial Select   U.S. Sector                 NYSE
6   Sector SPDR([R]) Fund   Constituent      XLI        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Utilities Select    U.S. Sector                 NYSE
7   Sector SPDR([R]) Fund   Constituent      XLU        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Materials Select    U.S. Sector                 NYSE
8   Sector SPDR([R]) Fund   Constituent      XLB        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Technology Select   U.S. Sector                 NYSE
9   Sector SPDR([R]) Fund   Constituent      XLK        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    The Dow Jones REIT      U.S. Sector                 NYSE
10  SPDR([R]) Fund          Constituent      RWR        Arca     All Exchanges
--- ----------------------- ---------------- ---------- -------- -------------
    iShares([R]) 1-3 Year   Bond Constituent            NYSE
11                                           SHY                 All Exchanges
    Treasury Bond ETF                                   Arca

2. Index Levels

2.1 Index Base Date and Index Base Level

The Index Base Date and Index Base Level for each Index is as specified in Part
C: Index Details.

2.2 Calculation of Index Levels

Subject to Section 3 of this Part B:  Index Algorithm (Market Disruption
Events), the Index Calculation Agent shall calculate the Index Level for each
Index Calculation Day in accordance with this Section 2.2. The Index
Calculation Agent shall publish the Index Level to an accuracy of two decimal places for each Index Calculation Day.

On the Index Base Date, the Index Level will be equal to the Index Base Level.
On each subsequent Index Calculation Dayt, the Index Calculation Agent shall calculate and publish the Index Level (Index Levelt) in accordance with the following formula:

                                      []          []         Daysk,t   [][]
                                                             ---------
IndexLevelt = IndexLevelk [] [] []1+ Returnk,t - [] [] AF []           [] [] [] []
                                      []          []           360     [][]
Where:
Index Levelt          means the Index Level for Index Calculation Dayt
Index Levelk          means the Index Level for Effective Rebalancing Dayk
Effective Rebalancing
Dayk                  means the Effective Rebalancing Day immediately preceding Index
                      Calculation Dayt (whether or not Index Calculation Dayt is itself an
                      Effective Rebalancing Day)
AF                    means the Adjustment Factor
Daysk,t               means the number of calendar days from, but excluding, Effective
                      Rebalancing Dayk to, and including, Index Calculation Dayt

                     11 []         i    [] Closin gTRLevelt i       [][]
                                     --------------------------
Returnk,t = [] i 1 [] []w _ fink [] [] [] Clo       gTRLevelk i -1[] [] [] []
                      = []              []      sin                 [][]
where:
Clo sin gTRLevelk i        means      the  Closing  TR Level of   Constituent i for Effective
                           Rebalancing Dayk
Clo sin gTRLevelt i        means     the Closing TR Level of Constituent i for Index Calculation
                           Dayt
w _ fink i                 means     the final weight for Constituent i for Effective Rebalancing
                           Dayk, as determined in accordance with Step 3 of Section 2.5 of this
                           Part B

2.3 Calculation of Closing TR Level for each Constituent

With respect to each Constituent, the Closing TR Level means the Closing Level of that Constituent, with dividends re-invested if that Constituent is an exchange-traded fund. For an Index Calculation Day that is a Disrupted Day for a Constituent, the Closing TR Level for that Constituent in respect of such
Index Calculation Day shall equal the Closing TR Level for that Constituent for the immediately preceding Index Calculation Day that was not a Disrupted Day for that Constituent.  For an Index Calculation Day that is not a Disrupted Day for a Constituent, the Closing TR Level for that Constituent in respect of such
Index Calculation Day shall be calculated as follows for such Index Calculation
Dayt:

                           i                       i [] St i + dt i []
                                                     --------------
Closin gTRLevelt             = Closin gTRLevelt-1 [] [] []   i      [] []
                                                     [] St-1        []
where:
Clo sin gTRLevelt i           means  the Closing TR Level of Constituent i for Index Calculation
                              Dayt
Clo sin gTRLevelt i -1        means  the Closing TR Level of Constituent i for Index Calculation
                              Dayt-1
St i                          means the Closing Level of Constituent i for Index Calculation Dayt
St i -1                       means the Closing Level of Constituent i for Index Calculation Dayt-1
dt i                          means

 (a) if Constituent i is an exchange-traded fund and Index Calculation Dayt is an Ex-Dividend Date for Constituent i, the Gross Dividend Amount of Constituent
i in respect of such Ex-Dividend Date, and

 (b) otherwise, 0

Index Calculation Dayt-1 means the Index Calculation Day immediately preceding
Index Calculation Dayt (whether or not such day is a Disrupted Day for
Constituent i)

For purposes of determining the Closing TR Level for a Constituent for any
Index Calculation Day that is not a Disrupted Day, if the immediately preceding
Index Calculation Day ("Prior Index Calculation Day") was a Disrupted Day for
such Constituent then, in the formula for determining the Closing TR Level for such Index Calculation Day, (i) the Closing TR Level for that Prior Index
Calculation Day shall be replaced with the Closing TR Level on the immediately preceding Index Calculation Day that was not a Disrupted Day (the "Prior
Non-Disrupted Index Calculation Day") for such Constituent, (ii) the Closing
Level for that Prior Index Calculation Day shall be replaced with the Closing
Level on the Prior Non-Disrupted Index Calculation Day for such Constituent and
(iii) if such Constituent is an exchange-traded fund, the Gross Dividend Amount of such Constituent in respect of such Index Calculation Day shall be replaced with the sum of the Gross Dividend Amounts of such Constituent in respect of all days from and excluding the Prior Non-Disrupted Index Calculation Day to and including such Index Calculation Day.

2.4 Calculation of the realized volatility of each U.S. Sector Constituent

In respect of each Scheduled Rebalancing Dayk, the realized volatility of each
Constituent i that is a U.S. Sector Constituent shall be calculated in accordance with the following formula:

[GRAPHIC OMITTED]

where:
IndexSelectionDayj-n means for every integer n from and including 0 to and including 21,
                 (x) if n equals zero, Index Selection Dayj and (y) if n does not equal zero, the Index Calculation Day that precedes Index Selection Dayj by a number of Index Calculation Days equal to n
Daily Re turnt i means the return of such Constituent i from Index Calculation Dayt-1 to Index Calculation Dayt which is equal to:
                    [] Closin gTRLevelt i []
                 ------------------------
                    []                    []
                 ln [] i                  []
                    [] Closin gTRLevelt-1 []

where:
Clo sin gTRLevelt i    means  the Closing TR  Level of  Constituent i for Index Calculation
                       Dayt
Clo sin gTRLevelt i -1 means  the Closing TR  Level of  Constituent i for Index Calculation
                       Dayt-1

Index Calculation Dayt-1 means the Index Calculation Day immediately preceding
Index

                     Calculation Dayt (whether or not such day was a Disrupted Day for
                     Constituent i)
Index Selection Dayj means, in respect  of Scheduled Rebalancing Dayk and Effective
                     Rebalancing Dayk ,  the Index   Selection Day associated with
                     Scheduled Rebalancing Dayk
ln                   means the natural logarithm function
2.5 Calculation of the weight of each Constituent

On the Index Base Date (Effective Rebalancing Day0), each Index is composed of notional holdings in each of the Constituents with Base Weights as specified in the relevant portion of Part C: Index Details for that Index.

In respect of each Scheduled Rebalancing Dayk, the weight of each Constituent i shall be calculated in accordance with the following three steps:

Step 1:

Pursuant to Step 1, the Index Calculation Agent determines, in respect of
Scheduled Rebalancing Dayk, (1) which of the U.S Sector Constituents will have a positive preliminary weight (and, for each of those U.S. Sector Constituents, what the relevant preliminary weight will be) and which of the U.S Sector
Constituents will have a zero preliminary weight and (2) whether the Bond
Constituent will have a positive preliminary weight (and, in such case, what the relevant preliminary weight will be) or a zero preliminary weight in accordance with the following formulas:

[]  w _ prek i = Selectedk i          [] 20%        i 11
[]
[] w _ pre(11) k =100% - [] 10        w      prek i
[]                                        _
[]                                i=1
where:

Selectedk i            means for Constituents 1 to 10, in respect of Scheduled
                       Rebalancing Dayk , (a) 1.0 if Re turn(i)j , as defined below in respect of Index Selection Dayj for Scheduled Rebalancing Dayk , for such
                       Constituent i is positive and is also one of the five largest positive returns for Constituents 1 to 10, where Index Selection Dayj is the
                       Index Selection Day associated with Scheduled Rebalancing Dayk , or (b) 0.0 if the criteria in (a) are not met
Re turn(i) j           means the return of Constituent i from Month End Daym-1 to Index
                       Selection Dayj , which is equal to:
                        Clo sin gTRLevel(i) j
                                                   -1
                       Clo sin gTRLevelm i -1
where:
Closin gTRLevel(i) j   means the Closing TR Level of Constituent i for Index Selection
                       Dayj
Clo sin gTRLevelm i -1 means the Closing TR Level of Constituent i for Month End Daym-1
Index Selection Dayj   means, in respect of Scheduled Rebalancing Dayk and Effective
                       Rebalancing Dayk , the Index Selection Day associated with
                       Scheduled Rebalancing Dayk
Month End Daym-1       means the last Index Calculation Day of the calendar month that includes Index Selection Dayj-1
Effective Rebalancing
Dayk-1                 means the Effective Rebalancing Day immediately preceding
                       Scheduled Rebalancing Dayk

Index Selection Dayj-1

means, in respect of Effective Rebalancing Dayk-1, the Index Selection Day
associated with Effective Rebalancing Dayk-1

Step 2:
Pursuant to Step 2, the Index Calculation Agent determines, in respect of
Scheduled Rebalancing Dayk, an adjusted weight for each of the U.S Sector
Constituents that has a positive preliminary weight as determined in accordance with Step 1 of this Section 2.5 in order to equalize the volatility contribution of each such U.S. Sector Constituent (based on realized volatility) in accordance with the following formula:

            10
            []w _ prek i
            -----------------------
w _ adjustedk i = i= Vol 1 k i [] A   i 11
Where:
Volk i          means  the realized volatility of Constituent i in respect of
                Scheduled Rebalancing Dayk as determined in accordance with
                Section 2.4 of this Part B
                          10        Selectedk i
                                    -----------------------------------------
A               means: []i=1           Volk i
Selectedk i     means  for Constituents 1 to 10, in respect of Scheduled
                Rebalancing Dayk , the value as determined in accordance with
                Step 1 of this Section 2.5

Step 3:

Pursuant to Step 3, the Index Calculation Agent determines, in respect of
Scheduled Rebalancing Dayk, (1) a final weight for each U.S Sector Constituent based on that U.S. Sector Constituent's adjusted weight as determined in accordance with Step 2 of this Section 2.5 and (2) a final weight for the Bond
Constituent based on the sum of the final weights for all of the U.S. Sector
Constituents determined in accordance with this Step 3 of this Section 2.5, in each case in accordance with the following formulas:

If AggregateRealized is greater than AggVolCap:
--------------------------------------------------------
[] w _ fink i = w _ adjustedk i []          AggCapVol    i
                                     -------------------
[] []                                Aggregate Re alized      11
[]                                     10
[]            w _ fin(11) k = 100% - []w _ fink i
[] []                                  i=1
Where:
AggVolCap                   means the aggregate volatility cap for realized volatility specified for the relevant Index in Part C: Index Details
AggregateRealized           means an amount calculated in accordance with the following formula:

                                        10
AggregateRe alized = []w _ adjustedk i []Volk i
                                        i=1

If the AggregateRealized is less than or equal to AggVolCap:

[]w _ fink i = w _ adjustedk i         i  11
[]  w _ fin(11) k    w _ pre(11) k
[]                 =
Where:
AggVolCap                   means the aggregate volatility cap for realized volatility specified for the relevant Index in Part C: Index Details
AggregateRealized           means an amount calculated in accordance with the following formula:
                                    10

3. Market Disruption Events

3.1 On an Index Calculation Day

If, for the purpose of determining the Index Level, any Index Calculation Day that is not an Effective Rebalancing Day is a Disrupted Day for any Weighted
Constituent (such Weighted Constituent for these purposes, a "Disrupted
Constituent"), then the Index Calculation Agent may either:

(a) calculate and publish its good faith estimate of the Index Level for such
Index Calculation Day, using its good faith estimate of the closing level of the Disrupted Constituent and the Closing Level for any Weighted Constituent
not affected by a Market Disruption Event on such day. Any such estimated Index
Level may be subject to correction once the Disrupted Constituent is no longer affected by the occurrence of a Disrupted Day (and any such correction will be published by the Index Calculation Agent as soon as reasonably practicable);
or

(b) suspend the calculation and publication of the Index Level until no later than the first following Index Calculation Day that is not a Disrupted Day for any of the Weighted Constituents.

3.2 In respect of a Scheduled Rebalancing Day

For any Scheduled Rebalancing Day, if any Index Calculation Day from and including the Index Selection Day associated with such Scheduled Rebalancing
Day to and including such Scheduled Rebalancing Day is a Disrupted Day for any
Rebalancing Constituent in respect of such Scheduled Rebalancing Day, then the relevant Scheduled Rebalancing Day shall be postponed to the day (the
"Postponed Rebalancing Day") that is the first to occur of (x) the third Index
Calculation Day that is not a Disrupted Day for any such Rebalancing
Constituent occurring on or after the Index Selection Day associated with such
Scheduled Rebalancing Day and (y) the eighth Index Calculation Day immediately following the Scheduled

Rebalancing Day (notwithstanding that such eighth Index Calculation Day is a
Disrupted Day in respect of at least one such Rebalancing Constituent), and in the case of a Postponed Rebalancing Day determined pursuant to clause (y), on such Postponed Rebalancing Day, the Index Calculation Agent shall (A) determine the weight of each Constituent i using the formula set forth in Section 2.4 of this Part B of the Index Rules and (B) calculate and publish its good faith estimate of the Index Level for such Postponed Rebalancing Day, using, for the purposes of both 3.2(A) and (B), the Closing Level of any such Rebalancing
Constituent on such Postponed Rebalancing Day for any such Rebalancing
Constituent not affected by a Market Disruption Event on such day and its good faith estimate of the closing level of any such Rebalancing Constituent affected by a Market Disruption Event on such Postponed Rebalancing Day.

3.3 Market Disruption Event Definitions

A "Market Disruption Event" occurs if the Index Calculation Agent determines in its sole

discretion that on any Index Calculation Day there has been:

(i) in respect of any Constituent that is an index or any Reference Index of any Constituent that is an exchange-traded fund that has a Reference Index, a failure by the relevant sponsor to calculate and publish the Closing Level for such index on such Index Calculation Day, or any event that, in the determination of the Index Calculation Agent, disrupts or impairs the ability of market participants generally to effect transactions in or obtain market values for any securities or components that compose the relevant index, any options on instruments related to such securities or components, or relevant futures related to such securities or components, if such disruption or impairment relates to securities or components and related options or futures on the same or additional securities or components which securities and components in the aggregate compose 20%  or more of the level of the relevant index; or

(ii) in respect of any Constituent that is an equity index (including, for the avoidance of doubt, an index composed of preferred stocks or interests in
REITS) or any Reference Index of any Constituent that is an exchange-traded fund with a Reference Index that is an equity index (including, for the avoidance of doubt, an index composed of preferred stocks or interests in
REITS), an Equity Index Disruption Event; or

(iii) in respect of a Constituent that is an exchange-traded fund, an ETF
Disruption Event; and

the Index Calculation Agent determines in its sole discretion that the applicable event described above could materially interfere with the ability of market participants to transact in positions with respect to an Index, any
Constituent or the Reference Index of any Constituent that is an exchange-traded fund.

For the purpose of determining whether a Market Disruption Event with respect to an index and an Index Calculation Day exists at any time, if trading in a security or component included in the applicable index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the applicable index will be based on a comparison of (x) the portion of the level of the applicable index attributable to that security relative to (y) the overall level of the applicable index, in each case immediately before that suspension or limitation.

"Equity Index Disruption Event" means, in each case as determined by the Index
Calculation Agent in its sole discretion:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the level of the equity index (including, for the avoidance of doubt, an index composed of preferred stocks or interests in REITS) on the relevant primary exchanges for such securities for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchanges; or

(ii) if applicable, the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the equity index (including, for the avoidance of doubt, an index composed of preferred stocks or interests in
REITS) for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such applicable exchange or market.

"ETF Disruption Event" means, in respect of each Constituent that is an exchange-traded fund, in each case as determined by the Index Calculation Agent in its sole discretion:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such Constituent on the relevant primary exchange for such shares for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchange;

(ii) a breakdown or failure in the price and trade reporting systems of the relevant primary exchange for the shares of such Constituent as a result of which the reported trading prices for such shares are materially inaccurate for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on such relevant primary exchange;

(iii) if applicable, the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of such Constituent or on any Related Exchange for such Constituent for more than two hours of trading during, or during the last one-half hour period preceding the close of, the principal trading session on the applicable exchange or market;

(iv) the net asset value of such Constituent is not calculated or is not announced by the Constituent Sponsor; or

(v) the Constituent Sponsor of such Constituent suspends creations or redemptions of shares of such Constituent.

For the purpose of determining whether an Equity Index Disruption Event or an
ETF Disruption Event has occurred:

(i) a limitation on the hours or number of days of trading will not constitute an Equity Index Disruption Event or an ETF Disruption Event if it results from an announced change in the regular business hours of the relevant primary exchange or the primary exchange or market for trading in futures or options contracts related to the relevant shares;

(ii) limitations pursuant to the rules of any relevant primary exchange similar to New York Stock Exchange Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to New York Stock Exchange Rule 80B as determined by the Index Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(iii) a suspension of trading in futures or options contracts on the applicable equity index (including, for the avoidance of doubt, an index composed of preferred stocks or interests in REITS) or shares of a Constituent that is an exchange-traded fund by the primary exchange or market for trading in such contracts or shares by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or shares or (c) a disparity in bid and ask quotes relating to such contracts or shares, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such equity index or the shares of such Constituent; and

(iv) a suspension, absence or material limitation of trading on any relevant primary exchange or, if applicable, on the primary exchange or market on which futures or options contracts related to the applicable equity index (including, for the

avoidance of doubt, an index composed of preferred stocks or interests in
REITS) or the shares of a Constituent that is an exchange-traded fund are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

4. Definitions

Capitalized terms defined below shall have the following meanings in the Index
Rules:

"Adjustment Factor" means the adjustment factor specified for the relevant
Index in Part C: Index Details.

"Aggregate Volatility Cap" means the aggregate volatility cap specified for the relevant Index in Part C: Index Details.

"Base Weight" means the weights for each Constituent specified for the relevant
Index in Part C: Index Details.

"Closing Level" means, subject to the provisions of Section 5 of Part A:
General Rules of the Index Rules (Constituent Extraordinary Events) and Section
3 of this Part B: Index Algorithm (Market Disruption Events), (i) in respect of a Constituent that is an index, the official closing level of the relevant
Constituent published by the Constituent Sponsor for the relevant day and (ii)
in respect of a Constituent that is an exchange-traded fund, the official closing price of the regular trading session for the relevant day on the
Primary Exchange of such Constituent.

"Disrupted Constituent" has the meaning given in Section 3 of this Part B:
Index Algorithm.

"Disrupted Day" means, in respect of a Constituent, an Index Calculation Day on which (i) a Market Disruption Event occurs or exists in respect of such
Constituent or (ii) the Primary Exchange or Related Exchange (as the case may
be) in respect of such Constituent fails to open for trading during its regular trading session.

"Effective Rebalancing Day" means for any Scheduled Rebalancing Day, (x) if no
Index Calculation Day from and including the Index Selection Day associated with such Scheduled Rebalancing Day to and including such Scheduled Rebalancing
Day is a Disrupted Day for any Rebalancing Constituent, such Scheduled
Rebalancing Day and (y) if any Index Calculation Day from and including the
Index Selection Day associated with such Scheduled Rebalancing Day to and including such Scheduled Rebalancing Day is a Disrupted Day for any Rebalancing
Constituent, the Postponed Rebalancing Day associated with such Scheduled
Rebalancing Day.

"Equity Index Disruption Event" has the meaning given in Section 3.3 (Market
Disruption Event Definitions) of this Part B: Index Algorithm.

"ETF Disruption Event" has the meaning given in Section 3.3 (Market Disruption
Event Definitions) of this Part B: Index Algorithm.

"Ex-Dividend Date" means, with respect to a dividend or other distribution for a Constituent that is an exchange-traded fund, the first trading day on which transactions in the shares of such Constituent trade on the relevant primary exchange without the right to receive that dividend or other distribution.

"Gross Dividend Amount" means, in respect of a Constituent that is an exchange-traded fund and an Ex-Dividend Date for such Constituent, 100% of the amount of any dividend or other distribution per share of such Constituent that a shareholder in such Constituent on that Ex-Dividend Date would no longer have the right to receive due to the occurrence of such Ex-Dividend Date, as determined by the Index Calculation Agent in its sole discretion as the sum of
(x) the amount of any cash dividend paid or other cash distribution made and
(y) the fair market value of any distribution of shares of capital stock, evidences of indebtedness or other assets or property of such Constituent
(other than share dividends or distributions referred to in subsection (c) of
Section 5 (Constituent Extraordinary Events) in Part A: General Rules). If a
portion of such distribution consists of property traded on the Ex-Dividend
Date on a U.S. national securities

exchange, the fair market value of such portion will equal the closing price of such distributed property on such Ex-Dividend Date.

"Index Base Date" means the date specified for the relevant Index in Part C:
Index Details.

"Index Base Level" means the Index Level specified for the relevant Index in
Part C: Index Details.

"Index Currency" means the currency specified for the relevant Index in Part C:
Index Details.

"Index Live Date" means the date specified for the relevant Index in Part C:
Index Details.

"Index Live Level" means the Index Level specified for the relevant Index in
Part C: Index Details.

"Index Selection Day" means the days specified for the relevant Index in Part
C: Index Details.

"Market Disruption Event" has the meaning given in Section 3.3 (Market
Disruption Event Definitions) of this Part B: Index Algorithm.

"Postponed Rebalancing Day" has the meaning given in Section 3.2 (Market
Disruption Events: In respect of a Scheduled Rebalancing Day).

"Primary Exchange" means, in respect of a Constituent, the principal U.S.
securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Constituent is listed or admitted to trading. The
Primary Exchange for each Constituent on August 1, 2014 is specified in Table 1 in Section 1 (Constituents) of this Part B: Index Algorithm.

"Rebalancing Constituent" means, in respect of a Scheduled Rebalancing Day, each Constituent for which a non-zero weight has been determined in respect of either (i) the Index Selection Date associated with such Scheduled Rebalancing
Day or (ii) the Index Selection Date associated with the Scheduled Rebalancing
Day that immediately precedes such Scheduled Rebalancing Day.

"Related Exchange" means, in respect of a Constituent that is an exchange-traded fund, each exchange or quotation system, if any, specified as such in Table 1 in Section 1 (Constituents), any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in futures or options contracts relating to any such Constituent has temporarily relocated (provided that the Index Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Constituent on such temporary substitute exchange or quotation system as on the original Related Exchange), provided, however, that where "All
Exchanges" is specified as the Related Exchange, "Related Exchange" shall mean each exchange or quotation system (as determined by the Index Calculation
Agent) where trading has a material effect (as determined by the Index
Calculation Agent) on the overall market for futures or options contracts relating to such Constituent.

"Scheduled Rebalancing Day" means the days specified for the relevant Index in
Part C: Index Details.

Schedule 1:

Average Daily Trading Volume and Market Capitalization on August 18, 2014

Table A.
------------------------------------------- ========= ================= =================
    Constituent Name                        Bloomberg    Average Daily        Market
                                                      ----------------- -----------------
                                               Ticker Trading Volume on Capitalization on
                                                      ----------------- -----------------
                                                        August 18, 2014 August 18, 2014
                                                              ($MM*)          ($MM*)
--- --------------------------------------- --------- ----------------- -----------------
1   The Consumer Discretionary Select                           496            6,767
    Sector SPDR([R]) Fund                       XLY
--- --------------------------------------- --------- ----------------- -----------------
2   The Consumer Staples Select Sector                          361            6,816
    SPDR([R]) Fund                              XLP
--- --------------------------------------- --------- ----------------- -----------------
3   The Energy Select Sector SPDR([R])                          975            11,553
                                                XLE
    Fund
--- --------------------------------------- --------- ----------------- -----------------
4   The Financial Select Sector SPDR([R])                       679            17,354
                                                XLF
    Fund
--- --------------------------------------- --------- ----------------- -----------------
5   The Health Care Select Sector                               424            10,655
    SPDR([R]) Fund                              XLV
--- --------------------------------------- --------- ----------------- -----------------
6   The Industrial Select Sector SPDR([R])                      589            8,242
                                                 XLI
    Fund
--- --------------------------------------- --------- ----------------- -----------------
7   The Utilities Select Sector SPDR([R])                       489            5,696
                                                XLU
    Fund
--- --------------------------------------- --------- ----------------- -----------------
8   The Materials Select Sector SPDR([R])                       232            5,673
                                                XLB
    Fund
--- --------------------------------------- --------- ----------------- -----------------
9   The Technology Select Sector                                289            13,728
    SPDR([R]) Fund                              XLK
--- --------------------------------------- --------- ----------------- -----------------
10  The Dow Jones REIT SPDR([R]) Fund           RWR              19            2,760
--- --------------------------------------- --------- ----------------- -----------------
11  iShares([R]) 1-3 Year Treasury Bond ETF     SHY             154            9,146
--- --------------------------------------- --------- ----------------- -----------------
* Numbers have been rounded to the nearest $1 MM

PART C1 -- Index Details

JPMorgan U.S. Sector Rotator TR Series X Index

The table immediately below sets out the specific information pertaining to the
JPMorgan U.S.
Sector Rotator TR Series X Index.

    Name of the Index          J.P. Morgan U.S. Sector Rotator TR Series X Index
--- -------------------------- ---------------------------------------------------------
    Bloomberg Ticker           JPUSSCTO Index
--- -------------------------- -------------------------- ------------------------------
    Index Currency             United States Dollar (USD)
--- -------------------------- -------------------------- ------------------------------
    Index Base Date            October 31, 2002
--- -------------------------- -------------------------- ------------------------------
    Index Base Level           100.00
--- -------------------------- --------------- ---------- ------------------------------
    Index Live Date            August 18, 2014
--- -------------------------- -------------------------- ------------------------------
    Index Live Level           338.37
--- -------------------------- --------------- ---------- ------------------------------
    Revised Methodology        October 31, 2002
    Base Date
--- -------------------------- --------------- ---------- ------------------------------
    Revised Methodology        108.43176
    Base Level
--- -------------------------- --------------- ---------- ------------------------------
    Revised Methodology Live   October 29, 2015
    Date
--- -------------------------- --------------- ---------- ------------------------------
    Revised Methodology Live   325.93
    Level
--- -------------------------- --------------- ---------- ------------------------------
    Aggregate Volatility Cap   20%
--- -------------------------- --------------- ---------- ------------------------------
    Adjustment Factor          0.0%
--- -------------------------- --------------- ---------- ------------------------------
    Index Calculation Day(s)   each day on which the New York Stock Exchange is
                               scheduled to be open for trading for its regular trading
                               session
--- -------------------------- --------------- ---------- ------------------------------
    Scheduled Rebalancing      The first Index Calculation Day of a calendar month
    Day(s)
--- -------------------------- --------------- ---------- ------------------------------
    Index Selection Day(s)     The Index Calculation Day that is two Index Calculation
                               Days prior to a Scheduled Rebalancing Day (and is thereby
                               associated with that Scheduled Rebalancing Day)
--- -------------------------- ---------------------------------------------------------
Table A. Base Weights.
------------------------------ --------------- ========== ==============================
         Constituent Name                      Bloomberg  Base Weight of each
                                                  Ticker        Constituent
--- -------------------------- --------------- ---------- ------------------------------
1        The Consumer Discretionary Select                         0.00%
         Sector SPDR([R]) Fund                     XLY
--- -------------------------- --------------- ---------- ------------------------------
2        The Consumer Staples Select Sector                        0.00%
         SPDR([R]) Fund                            XLP
--- -------------------------- --------------- ---------- ------------------------------
3        The Energy Select Sector SPDR([R])                        13.33%
                                                   XLE
         Fund
--- -------------------------- --------------- ---------- ------------------------------
4        The Financial Select Sector SPDR([R])                     7.89%
                                                   XLF
         Fund
--- -------------------------- --------------- ---------- ------------------------------
5        The Health Care Select Sector             XLV             22.42%
    ------------------------------------------

    SPDR([R]) Fund
--- --------------------------------------- ---- ------
6   The Industrial Select Sector SPDR([R])       0.00%
                                             XLI
    Fund
--- --------------------------------------- ---- ------
7   The Utilities Select Sector SPDR([R])        0.00%
                                            XLU
    Fund
--- --------------------------------------- ---- ------
8   The Materials Select Sector SPDR([R])        19.48%
                                            XLB
    Fund
--- --------------------------------------- ---- ------
9   The Technology Select Sector                 6.95%
    SPDR([R]) Fund                          XLK
--- --------------------------------------- ---- ------
10  The Dow Jones REIT SPDR([R]) Fund       RWR  0.00%
--- --------------------------------------- ---- ------
11  iShares([R]) 1-3 Year Treasury Bond ETF SHY  29.92%